SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2002

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20312	41-1293754

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4050 Calle Real, Santa Barbara, California	93110

(Address of principal executive officers)	(Zip Code)

(805) 696-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed, since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2. Acquisition or Disposition of Assets.

     On October 18, 2002, Fidelity National Information Solutions, Inc., a Delaware corporation (the “Registrant”), entered into an Agreement and Plan of Merger (the “merger agreement”) with Eastern Financial Systems, Inc., a Pennsylvania corporation (“Eastern”), Eastern’s shareholders (the “Shareholders”) and EFS Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant (“Merger Sub”). Pursuant to the merger agreement, Merger Sub was merged with and into Eastern, and upon completion of the merger, Eastern became a wholly-owned subsidiary of the Registrant (the “merger”). The merger agreement was approved by the board of directors of Registrant at a special meeting on October 17, 2002 and approved by the board of directors of Eastern at a meeting on October 18, 2002.

     The merger closed effective October 29, 2002. As a result of the merger, Registrant acquired all of Eastern’s outstanding stock through a merger of Merger Sub with and into Eastern.

     The aggregate consideration paid by Registrant for the entire fully diluted equity interest in Eastern was approximately $52.3 million subject to further adjustment as provided in the merger agreement. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock, par value $.10 per share, of Eastern were converted into the right to receive aggregate merger consideration consisting of approximately $35.9 million in cash, and common stock of the Registrant with a value of approximately $16.4 million, or 880,726 shares valued at $18.682 per share. A Registration Rights Agreement was entered into between Registrant and certain Shareholders of Eastern.

     Pursuant to the Escrow Agreement between Registrant, Eastern, Shareholders of Eastern and Wachovia Bank, National Association, Corporate Trust Group (“Escrow Agent”), Registrant deposited 148,718 of the 880,726 shares of common stock distributable to the Shareholders of Eastern to provide a source to satisfy the Shareholders’ indemnification obligations, if any, to Registrant pursuant to the merger agreement.

     Also in connection with the merger agreement, and in order to induce Eastern into entering into the merger agreement, Registrant agreed, and agreed to cause Eastern to execute and deliver employment agreements for David N. Spies, Joseph P. Delaney, Darton S. Rose and Alfred S. Bartello.

     The transaction will be accounted for under the purchase method of accounting.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

             The financial information required by this item will be filed by amendment within 60 days of November 13, 2002.

(b)	Pro Forma Financial Information

             The financial information required by this item will be filed by amendment within 60 days of November 13, 2002.

(c)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger Among The Shareholders of Eastern Financial Systems, Inc., Eastern Financial Systems, Inc., EFS Merger Sub, Inc. and Registrant dated October 18, 2002.

99.1	Registration Rights Agreement by and among Registrant and Certain Stockholders of Registrant dated October 18, 2002.

99.2	Escrow Agreement by and among the Shareholders of Eastern Financial Systems, Inc., Eastern Financial Systems, Inc., the Registrant and Wachovia Bank, National Association, Corporate Trust Group.

99.3	Form of Employment Agreement entered into by and between Eastern Financial Systems, Inc., a wholly-owned subsidiary of the Registrant and each of the individuals listed on the Addendum thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

Date: November 13, 2002	By:	/s/ Neil A. Johnson

Neil A. Johnson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger Among The Shareholders of Eastern Financial Systems, Inc., Eastern Financial Systems, Inc., EFS Merger Sub, Inc. and Registrant dated October 18, 2002.

99.1	Registration Rights Agreement by and among Registrant and Certain Stockholders named herein dated October 2002.

99.2	Escrow Agreement by and among the Shareholders of Eastern Financial Systems, Inc., Eastern Financial Systems, Inc., the Registrant and Wachovia Bank, National Association, Corporate Trust Group.

99.3	Form of Employment Agreement entered into by and between Eastern Financial Systems, Inc., a wholly-owned subsidiary of the Registrant and the following individuals listed on the Addendum thereto.